UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2015, Juno Therapeutics, Inc. (“Juno”) announced its financial results for the quarter ended June 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless Juno expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On August 11, 2015, the board of directors (the “Board”) of Juno, upon recommendation from the nominating and governance committee of the Board and in connection with the effectiveness of that certain Master Research and Collaboration Agreement (the “Collaboration Agreement”) by and between Juno, Celgene Corporation and Celgene RIVOT Ltd. (collectively, “Celgene”) and the Voting and Standstill Agreement (the “Voting Agreement”) between Juno and Celgene, as disclosed in Item 1.01 of Juno’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2015 (the “June 29 8-K”) and Item 8.01 of Juno’s Current Report on Form 8-K filed with the Commission on August 5, 2015 (the “August 5 8-K”), voted to appoint Celgene’s initial designee to the Board, Thomas O. Daniel, M.D., as a director of Juno, effective immediately.

After increasing the size of the board of directors to nine directors, the Board appointed Dr. Daniel as a Class III director with a term expiring at Juno’s 2017 annual meeting of stockholders. Dr. Daniel was also appointed to the scientific committee of the Board.

Dr. Daniel has been president of research and early development of Celgene Corporation since December 2006 and served as Celgene Corporation’s executive vice president and president of research and early development from February 2012 until July 2014. Prior to joining Celgene, Dr. Daniel served as the chief scientific officer and director at Ambrx Inc., a biotechnology company focused on discovering and developing protein-based therapeutics. Prior to Ambrx, Dr. Daniel served as vice president of research at Amgen Inc., where he was research site head of Amgen Washington and therapeutic area head of inflammation. Prior to Amgen’s acquisition of Immunex, Dr. Daniel served as senior vice president of discovery research at Immunex. Dr. Daniel is a member of the therapeutic advisory board of aTyr Pharma, Inc. and is a director of FerruMax Pharmaceuticals and PharmAkea Therapeutics, privately-held biotechnology companies. Dr. Daniel was also formerly a director of Epizyme, Inc. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center and the Biomedical Advisory Council of PhRMA. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. Dr. Daniel received a B.A. from the Southern Methodist University in Texas in 1974 and an M.D. from the University of Texas, Southwestern, in 1978, and completed medical residency at Massachusetts General Hospital.

Neither Dr. Daniel nor any of his immediate family members has any direct or indirect material interest in any transaction, or transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the Collaboration Agreement, the Voting Agreement, and the other transactions disclosed in the June 29 8-K. In connection with his election, Juno and Dr. Daniel have entered into Juno’s standard director indemnification agreement, the form of which was filed with the Commission on November 17, 2014 as Exhibit 10.18 to Juno’s registration statement on Form S-1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Juno Therapeutics, Inc. dated August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
General Counsel and Corporate Secretary

Date: August 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Juno Therapeutics, Inc. dated August 12, 2015